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                                                                  Exhibit 10.28

                       INDEPENDENT CONTRACTOR AGREEMENT

    THIS AGREEMENT, made and entered into by and between JORE CORPORATION, a Montana corporation (the "Company"), and THOMAS E. MAHONEY, an Independent Contractor ("Contractor").

                                 I. RECITALS

    1.1 The Company seeks to contract with Contractor to provide sales consultation services to the Company and assistance in completing the Stanley licensing package. Contractor desires to perform these services for the Company and the Company agrees to retain Contractor as an independent contractor for these purposes.

    1.2 Pursuant to the terms and conditions in this Agreement, Contractor agrees to use his best efforts and expertise to perform these services.

    IN CONSIDERATION OF MUTUAL PROMISES set forth in this Agreement, the Company and Contractor hereby agree as follows:

                 II. WORK TO BE PERFORMED AND LIMITATIONS

    2.1 Contractor will use Contractor's best efforts and expertise to provide sales assistance, training, and expertise; and to assist in the completion of the Stanley licensing agreement.

    2.2 Contractor will act solely as an independent translator for the Company. Contractor is not an agent of the Company and shall have no authority to negotiate with or to offer sales contracts to, any customers of the Company or potential purchasers of the Company's products, or to obligate the Company to purchase services other than the consultation services described herein.

    2.3   Contractor shall use Contractor's best efforts and expertise to:

          (a) Assist the Company's sales staff in developing sales management and marketing strategies promoting the Company's products;

          (b) Assist the Company's business development staff in marketing the Company's products; and

          (c) Advise the Company in any other capacity relevant to the Contractor's expertise.

    2.4 The Company will provide the plans, specifications, and all other materials as are necessary for sales and business development consultation services.

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    2.5   Contractor will provide all of Contractor's own tools, if necessary, including computers, paper and writing utensils, and Contractor's own workplace.

    2.6 Contractor shall not be under the supervision of the Company or its officers or employees, and shall choose the time Contractor performs the work and the circumstances under which the work is performed.

               III. COMPENSATION AND REIMBURSEMENT OF EXPENSES

    3.1 Contractor shall be entitled to compensation for services associated with the provided services at $100,000 annually. A lump sum payment of Fifty Eight Thousand Three Hundred Thirty Three Dollars ($58,333.00) is due and payable on July 10, 1999, and the remainder of Eight Thousand Three Hundred Thirty Three Dollars and 33/100 ($8,333.33) payable on the first of each month thereafter.

    3.2 The Company will reimburse Contractor for all expenses Contractor incurs relevant to services performed for the Company.

                                  IV. TAXES

    4.1 The Company shall not withhold federal, state or local income tax nor shall the Company pay any federal, state or local payroll taxes on behalf of Contractor.

    4.2 Contractor acknowledges that, as an independent contractor, Contractor is solely responsible to pay appropriate federal, state and local income and payroll taxes.

                    V. TERM AND TERMINATION OF AGREEMENT

    5.1 The term of this Agreement shall be from January 1, 1999 through December 31, 1999. The Company has the option to renew the Agreement annually for additional one (1) year periods.

    5.3 Immediately upon the termination of this Agreement, Contractor shall return all Company materials in his possession to the Company. Materials kept longer than 5 days after termination shall be considered stolen property and will be retaken immediately or at the Company's convenience, the cost of such retaking to be paid by Contractor, unless prior arrangements have been made by Contractor in writing. Contractor waives his right to a hearing before removal of the materials after termination of this Agreement. Contractor gives express permission for the Company to enter any property and premises or vehicle where such materials are located for the purposes of retaking such materials, and agrees to indemnify and hold the Company harmless from any liability arising from such retaking.

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                       VI. MISCELLANEOUS PROVISIONS

    6.1 AMENDMENT AND MODIFICATION. Subject to applicable law, this Agreement may be amended, modified and supplemented or any provision waived only by written agreement, executed by both parties.

    6.2 ATTORNEY'S FEES. If if shall be necessary for either party to employ an attorney to enforce its rights pursuant to this Agreement because of the default of the other party, the defaulting party shall reimburse the non-defaulting party for reasonable attorneys' fees and expenses.

    6.3 WAIVER OF COMPLIANCE; CONSENTS. Any failure of either party to comply with any obligation, covenant, agreement or condition herein, may be waived in writing as provided in Section 6.1, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing.

    6.4 NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be given by:
(a) hand delivery; (b) first-class registered or certified mail with postage prepaid, (c) overnight receipted courier service, or (d) telephonically confirmed facsimile transmission, which notice is addressed to the party at the address set forth below, or such other address as may hereafter be designated in writing by the party. Notices given in accordance with this Section shall be effective upon receipt or when receipt is refused.

                 IF TO The Company, TO:

                 45000 Highway 93 S.     Fax No.: (406) 676-4901
                 P.O. Box 159
                 Ronan, MT 59864


                 IF TO CONTRACTOR, TO:

                 Thomas E. Mahoney       Fax: (860) 673-9775 #1 (to access fax)
                 15 Hastings Turn
                 Avon, CT 06001


    6.5 ASSIGNMENT; FORM OF TRANSACTION. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party hereto without the prior written consent of the other.

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    6.6   GOVERNING LAW.  This Agreement shall be governed by the internal law of the State of Montana as to all matters, including but not limited to matters of validity, construction, effect and performance.

    6.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    6.8 HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    6.9 ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement and supersedes all prior agreements, representations, warranties, promises, covenants, arrangements, communications and understandings, oral or written, express or implied, between the parties with respect to such transactions. There are no agreements, representations, warranties, promises, covenants, arrangements or understandings between the parties with respect to such transactions, other than those expressly set forth or referred to herein.

    6.10 SEVERABILITY. Unless otherwise provided herein, if any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

    6.11  EXPENSES.  The parties hereto shall each bear their own expenses.

    DATED this 30th day of June, 1999.


                               THE COMPANY:

                                       Jore Corporation


                                       By: /s/ Matt Jore
                                          ------------------------
                                              Matt Jore,
                                              Its President


                               CONTRACTOR:


                                       /s/ Thomas E. Mahoney           6/24/99
                                       ---------------------------     -------
                                              Thomas E. Mahoney


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